BEARTOOTH PLATINUM CORPORATION Suite 910, 885 Dunsmuir Street Vancouver, British Columbia Canada V6C 1N5

PRESS RELEASE

FOR IMMEDIATE RELEASE	December 9, 2003

Beartooth Platinum Sets Options

Beartooth Platinum Corporation (TSX.V: BTP) is pleased to announce that in connection with the strategic and corporate restructuring announced today, the current Board of Beartooth has conditionally granted incoming directors, officers and consultants of the Company 3,500,000 options to purchase common shares of Beartooth at a price of $0.19 per share.

The Company's core asset is a significant land holding of over 14,000 acres in the Stillwater Complex of Montana. Within this land package are several advanced stage exploration targets and numerous untested PGM zones.

The Company’s website is www.beartoothplatinum.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Ted Tomasovich	Tel: (818) 879-4610
Beartooth Platinum Corp	Email: ted@beartoothplatinum.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy of this release.